UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On September 30, 2013 the Centers for Medicare & Medicaid Services (CMS) released finalized pricing for the new molecular pathology codes for 2014 and beyond. As expected, CPT code 81211 (BRCA1 & BRCA2 full sequence) and CPT code 81213 (BART large rearrangements) were priced at $2,795.09 and $587.12 respectively, which was identical to the initial median pricing submitted by the Medicare Administrative Contractors. This will be the finalized Medicare pricing reflected in the 2014 Clinical Laboratory Fee Schedule.

CMS also posted the molecular pathology codes for the remaining three months of 2013. Unfortunately, Noridian Healthcare Solutions LLC (the Medicare contractor for Utah) and Palmetto GBA made a clerical error in their pricing for CPT code 81211 (BRCA1 & BRCA2 full sequence). This error was confirmed by Myriad in a telephone call to both Noridian and Palmetto this afternoon. During the call, Noridian informed Myriad that it will contact CMS and immediately correct the pricing for CPT code 81211 to $2,795.09. We believe that it may take a week or two for this correction to be reflected by CMS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: September 30, 2013	By:	/s/ James S. Evans
James S. Evans
Chief Financial Officer

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